Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 25, 2021 relating to the financial statements of Kernel Group Holdings, Inc. which is contained in that Prospectus. We also consent to the references to us under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 25, 2021